Exhibit 10.5
FOURTH AMENDMENT
TO THE
BANK OF AMERICA PENSION RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment
THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).
Statement of Purpose
By this Instrument, the Company is amending the Bank of America Pension Restoration Plan (Amended and Restated Effective January 1, 2009) (the “Plan”) to reflect relevant changes resulting from the merger of The Bank of America Pension Plan for Legacy Companies into The Bank of America Pension Plan. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan.
NOW THEREFORE, the Company hereby amends the Plan effective as of September 1, 2013:

1.	Section 1.3 of the Plan is hereby amended to read in its entirety as follows:
“1.3    Basic Plan
Before September 1, 2013, The Bank of America Pension Plan, and on and after September 1, 2013, The Bank of America Pension Plan for Legacy Bank of America, a component document of The Bank of America Pension Plan, each as in effect from time to time.”

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 22 day of August, 2013.
BANK OF AMERICA CORPORATION
By: /s/ Richard J. Hille
Richard J. Hille
Global Head of Compensation and Benefits